Exhibit 99.1

April 2019 – Financial Results May 23, 2019 Project Secure

Financial Results
Summary – April 2019 YTD

The Company shared its preliminary, unaudited April 2019 financial results. The illustrative table to the right compares budgeted versus preliminary unaudited actuals for certain metrics as of and for the four months ended April 2019

- Total Revenue was $2.7M, 1.5% below budget due to fewer retention and moves jobs than planned
- Total EBITDA was $1.2M, 1.2% above plan which includes the aforementioned revenue variance, offset by favorable expenses (including the aforementioned retention/moves related expenses)
- End of Period Subscribers were 895.7K, 0.4% higher than forecasted, primarily driven by favorable attrition
- Total RMR was $40.6M, 0.6% higher than forecasted, as a result of higher subscriber count
- Total Accounts Created were 0.5% or 129 higher than forecasted driven by strong dealer channel performance
- Consolidated Creation Multiple ("CCM") was 37.1x, 2.3% higher than budgeted principally due to favorable volume from higher multiple dealers

	April 2019 YTD		Favorable / (Unfavorable)	
($ in '000s)	Budget	Prelim. Act.	Var. Amt.	Var. %
Total Revenue (Incl. ASC 606)	$175,086	$172,404	($2,682)	(1.5%)
Total Revenue (Excl. ASC 606)	**$173,534**	**$174,633**	**$1,099**	**0.6%**
Adj. EBITDA (Incl. ASC 606)	$95,933	$97,097	$1,164	1.2%
Margin %	54.8%	56.3%	1.5%	2.8%
Adj. EBITDA (Excl. ASC 606)	**$95,441**	**$100,237**	**$4,796**	**5.0%**
Margin %	55.0%	57.4%	2.4%	4.4%
Expensed Subscriber acquisition costs, net				
Gross subscriber acquisition costs	$11,920	$10,795	$1,125	9.4%
Revenue assoc. w/ subscriber acquisition costs	$3,585	$2,496	($1,089)	(30.4%)
Expensed subscriber acquisition costs, net	**$8,335**	**$8,299**	**$36**	**0.4%**
Total Subscribers	892,170	895,680	3,510	0.4%
Total RMR	$40,313	$40,574	$261	0.6%
Unit Attrition %[2]	17.9%	17.6%	0.3%	1.8%
RMR Attrition %[2]	17.8%	17.4%	0.4%	2.2%
Accounts Created[1]:				
Dealer + Bulk	20,925	21,471	546	2.6%
Direct to Consumer	6,546	6,129	(417)	(6.4%)
Total Accounts Created	27,471	27,600	129	0.5%
Consolidated Creation Multiple	36.2x	37.1x	(0.8x)	(2.3%)

Notes:
1) Includes economic replacement
2) Rounded to the nearest tenth

[2]

Financial Results
Summary – April 2019 MTD

The Company shared its preliminary, unaudited April 2019 financial results. The illustrative table to the right compares budgeted versus preliminary unaudited actuals for certain metrics as of and for the month ended April 2019

- Total Revenue was $1.1M, 2.6% below budget due to fewer retention and moves jobs than planned
- Total EBITDA was $346K, 1.5% below plan due to the aforementioned revenue variance, partially offset by related expenses
- End of Period Subscribers were 895.7K, 0.4% higher than forecasted, primarily driven by favorable attrition
- Total RMR was $40.6M, 0.6% higher than forecasted, as a result of higher subscriber count
- Total Accounts Created were 2.6% or 200 lower than forecasted, largely driven by zero bulk buys during April (281 budgeted) and fewer direct to consumer adds
- Consolidated Creation Multiple ("CCM") was 37.7x, 4.6% higher than budgeted principally due to favorable volume from higher multiple dealers

	April 2019		Favorable / (Unfavorable)	
($ in '000s)	Budget	Prelim. Act.	Var. Amt.	Var. %
Total Revenue (Incl. ASC 606)	$43,945	$42,799	($1,147)	(2.6%)
Total Revenue (Excl. ASC 606)	**$43,848**	**$43,335**	**($513)**	**(1.2%)**
Adj. EBITDA (Incl. ASC 606)	$23,704	$23,359	($346)	(1.5%)
Margin %	53.9%	54.6%	0.6%	1.2%
Adj. EBITDA (Excl. ASC 606)	**$23,837**	**$24,089**	**$252**	**1.1%**
Margin %	54.4%	55.6%	1.2%	2.3%
Expensed Subscriber acquisition costs, net				
Gross subscriber acquisition costs	$3,651	$3,480	$171	4.7%
Revenue assoc. w/ subscriber acquisition costs	$1,185	$793	($392)	(33.1%)
Expensed subscriber acquisition costs, net	**$2,466**	**$2,687**	**($222)**	**(9.0%)**
Total Subscribers	892,170	895,680	3,510	0.4%
Total RMR	$40,313	$40,574	$261	0.6%
Unit Attrition %[2]	17.9%	17.6%	0.3%	1.8%
RMR Attrition %[2]	17.8%	17.4%	0.4%	2.2%
Accounts Created[1]:				
Dealer + Bulk	5,831	5,801	(30)	(0.5%)
Direct to Consumer	1,966	1,796	(170)	(8.6%)
Total Accounts Created	7,797	7,597	(200)	(2.6%)
Consolidated Creation Multiple	36.0x	37.7x	(1.6x)	(4.6%)

Notes:
1) Includes economic replacement
2) Rounded to the nearest tenth

[3]

Financial Results Net loss to Adjusted EBITDA – April 2019 MTD and YTD [ 3 ] The Company shared its preliminary, unaudited April 2019 financial results. The illustrative table to the right compares budgeted versus preliminary unaudited actuals for certain metrics for the month and four months ended April 2019 April 2019 April 2019 YTD ($ in '000s) Budget Prelim. Act. Budget Prelim. Act. Net loss ($9,456) ($2,504) ($32,482) ($34,275) Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets $16,950 $16,428 $67,834 $65,573 Depreciation $922 $1,012 $3,640 $4,166 Stock-based compensation $121 $56 $415 $245 Long-term incentive compensation $55 $340 LiveWatch acquisition contingent bonus charges $63 Legal settlement - insurance recovery ($4,800) ($3,000) ($4,800) Integration / Implementation of company initiatives $1,435 $585 $3,807 $2,167 Refinancing expense $5,214 Derivatives loss/(gain) ($969) $6,804 Interest expense $13,459 $13,272 $53,659 $50,705 Income tax expense $274 $223 $2,059 $894 Adjusted EBITDA $23,704 $23,359 $95,933 $97,097